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                                                                   Exhibit 10.23

                              English Translation
                            CONTRACT OF EMPLOYMENT


The following is agreed between

IFCO Scandinavia A/S
Norgesvej 51 U
DK-6100 Haderslev
- referred to below as "IFCO" or the "company" and
Mr Gustav Sandahl
Marie Margrethevej 6
DK-6100 Haderslev

- referred to below as "GS" -

I. Position
GS is appointed as the General Manager for IFCO Scandinavia A/S.

GS shall undertake the tasks incumbent on a General Manager and is responsible for expanding the Scandinavian market. He is furthermore responsible for expanding meat and fish operations in Europe and may also be deployed in supervisory committees in the works within the group. Separate agreements are required for this.

The General Manager reports to the Supervisory Board and shall provide appropriate information on all the business processes which affect his range of duties.


II.  Working hours
Daily working hours are governed by the operational requirements.


III. Remuneration
As remuneration for his work, GS shall receive a gross monthly salary of DKK 50,000. The salary shall be paid on the last day of the month.

The employee shall receive an incentive bonus oriented to the company's annual result and the employee's personal contribution. A supplementary agreement shall govern the details of this.

It is pointed out that this bonus is a voluntary, additional payment made by IFCO and that no claims may be derived for subsequent years, even after repeated payment of such.

Payment of this salary compensates all overtime/extra hours worked and any Sunday and holiday bonuses which arise on account of travelling (i.e. in particular driving and flight times).


IV.  Expenses
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GS shall be re-imbursed for documented travel expenses incurred on approved journeys made on the company's behalf.

GS shall use his private car for company business travel. This use shall be re-imbursed by invoicing IFCO each month in accordance with the respective tax-free KM flat-rates applicable.


V.    Illness
In case of illness without culpability which prevents him from exercising his duties, GS is entitled to continued payment of his salary for a maximum of 6 months.

GS shall inform IFCO without delay of any incapacity or inability to work and the likely duration of such. on request, the reasons for the incapacity or inability to work shall be given. If the illness lasts three days or more, GS shall provide the company with a doctor's note confirming his illness and which states the start and the likely duration of the inability to work. If the inability to work extends beyond that stated in the doctor's note, GS is obliged to inform the company of this without delay and to submit a new medical certificate within three days.

If the inability to work is caused by a third party, GS hereby assigns all claims to damages or other recompense against this third party to IFCO to the amount of the salary payments made by IFCO.


VI.   Holidays
GS has an annual holiday entitlement of 30 working days. Working days are all weekdays except Saturdays, Sundays and public holidays at the company's headquarters.

Reasonable account shall be taken of operational requirements when planning and starting holidays.


VII.  Auxiliary activities
GS is obliged to provide IFCO with his full working capacity, although this contract respects the contract already in force with ECO Packaging Norway A/S.

other auxiliary work requires prior approval in writing from the group headquarters in Munich.


VIII. Secrecy and return of documents
GS is obliged, particularly after this contract of employment has ended, to keep all confidential matters and the company's business secrets which become known to him in the course of his work for the company (in particular, processes, data, expertise, marketing plans, business strategies, unpublished balance sheet figures, licenses, prices, costs and lists of employees, customers and suppliers) strictly secret, and to neither pass these on to third parties nor utilise these for own purposes or those of third parties.
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GS shall treat all objects and documents belonging to IFCO or provided to him by
IFCO circumspectly, and to safeguard these in such a way that they cannot come into the hands of unauthorised persons.

On leaving the company without prompting, and on request during the existence of the contract of employment, GS shall return to the company all objects in his possession which belong to the company, as well as all documents which concern the company's business operations and/or contain confidential information - in particular, all notes, memoranda, records, drawings, minutes, reports, files, samples, books, diagrams and similar documents (as well as copies or other reproductions of such and all own records; including hardware and software) ("objects/documents). GS recognises that all documents are the sole possession of the company. GS has no right of retention to the objects/documents.


IX.  Commencement and termination of contract
The contract of employment commences on 1/l/1998 and runs for 24 months.

Notice of termination is 6 months to end of contract, otherwise the contract is extended automatically.

The right to serve extraordinary notice remains unaffected.

If proper notice is served, the company is entitled to release GS from further duties until the contract of employment ends.


X.   Miscellaneous
The contract of employment is subject to Danish law.

This contract replaces all previous agreements, including any verbal understandings.

Changes and supplements to this contract, including this clause, and notice of termination must be in writing to be legally effective.

If individual provisions of this contract are or become ineffective, this casts no doubt on the effectiveness of the remaining provisions. A regulation shall be agreed to replace the ineffective provision, one which comes closest to the financial purpose intended by the parties.



Haderslev, 17/12/97          Haderslev, 17/12/97

/s/ Juergen Benz            /s/ Gustav Sandahl
IFCO Scandinavia A/S        Gustav Sandahl